UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2024

StepStone Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39510	84-3868757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 45th Floor

New York, NY 10172

(Address of Principal Executive Offices)

(212) 351-6100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 9, 2024, StepStone Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, StepStone Group LP, a Delaware limited partnership (the “Partnership”), and Goldman Sachs & Co. LLC, as underwriter (the “Underwriter”), providing for the offer and sale by the Company (the “Offering”) of 4,099,997 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) at a public offering price of $50.00 per share. The Offering closed on September 11, 2024.

The Company intends to use all of the net proceeds from the Offering, after underwriting discounts and commissions and expenses, to purchase shares of Class A Common Stock from certain holders thereof and to pay cash upon exchange of Class B units of the Partnership (together with an equal number of shares of Class B common stock of the Company) and Class C units of the Partnership, as applicable, by certain holders thereof, including certain directors and executive officers of the Company. As a result, the Company will not retain any net proceeds from the Offering, and the Company expects the Offering will result in no dilution to existing stockholders.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Partnership have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for 60 days after September 9, 2024 without first obtaining the written consent of the Underwriter. The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2021 (File No. 333-261076), a base prospectus included as part of the registration statement, and a prospectus supplement, dated September 9, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Gibson, Dunn & Crutcher LLP, regarding the validity of the shares of Class A Common Stock sold in the Offering.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2024, by and among the Company, the Partnership and Goldman Sachs & Co. LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 above).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2024	StepStone Group Inc.

	By:	/s/ Scott W. Hart
Scott W. Hart
Chief Executive Officer